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                                  EXHIBIT 4B


                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT

     This Amendment No. 1 to the Rights Agreement ("Amendment No. 1") by and between Summit Bancshares, Inc., a Texas corporation ("Bancshares") and Summit Bancservices, Inc., a Texas corporation ("Bancservices") as rights agent (the "Rights Agent"), is made effective the 16th day of April, 2000.

     WHEREAS, Bancshares and Bancservices entered into the Rights Agreement as of April 17, 1990; and

     WHEREAS, the Rights Agreement provides in Section 7(a) that Rights issued pursuant to it may not be exercised after the Close of Business on April 16, 2000; and

     WHEREAS, both Bancshares and Bankservices have continued since April 16, 2000, to treat the Rights Agreement as though it has continued in full force and effect; and

     WHEREAS, both Bancshares and Bankservices desire to continue the Rights Agreement in full force and effect with a Final Expiration Date of April 16, 2010 to the same extent as if this action had been taken prior to April 16, 2000.

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.1. The Rights Agreement is amended to change the Final Expiration Date from the Close of Business on April 16, 2000, to the Close of Business on April 16, 2010; and
2.2. Bancshares and Bancservices each ratify, confirm and agree to the continued recognition of the Rights Agreement after the Close of Business on April 16, 2000, to the date of this Amendment No. 1; and
3.3. The Rights Agreement is re-adopted to the same extent as if rewritten and re-executed in its original form, with the revisions to the Purchase Price made by Bancshares and the change in the Final Expiration Date made by this Agreement; and
4.4. The Rights Agreement in the form in which it was originally adopted, but with the revisions to the Purchase Price made by Bancshares and as amended by this Agreement, is ratified, confirmed, and approved, and
5.5. The terms contained in this Agreement which have their initial letters capitalized shall have the definitions provided for them in the Rights Agreement.

SUMMIT BANCSHARES, INC.                            SUMMIT BANCSERVICES, INC.



By: /s/ Bob G. Scott, Executive                    By: /s/ Richard Burt
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       Vice President and COO                              President
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